Exhibit 99.2

 Third Quarter 2021 Earnings Call  Tim Myers – Chief Executive OfficerErick Asmussen – Chief Financial Officer  November 2, 2021

 Important Information  2    Forward-Looking Statements This presentation contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as "anticipates," "believes," "could," "estimates," "expects," "forecasts," "goal," "guidance," "intends," "may," "outlook," "plans," "projects," "seeks," "sees," "should," "targets," "will," "would," or other words of similar meaning. All statements that reflect Arconic’s expectations, assumptions, projections, beliefs or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements, relating to the condition of, or trends or developments in, the ground transportation, aerospace, building and construction, industrial, packaging and other end markets; Arconic’s future financial results, operating performance, working capital, cash flows, liquidity and financial position; cost savings and restructuring programs; Arconic's strategies, outlook, business and financial prospects; share repurchases; costs associated with pension and other postretirement benefit plans; projected sources of cash flow; potential legal liability; the potential impact of inflationary price pressures; the potential impact of the COVID-19 pandemic; the timing and levels of potential recovery from the COVID-19 pandemic within our end markets; and the impact of actions to mitigate the impact of the COVID-19 pandemic. These statements reflect beliefs and assumptions that are based on Arconic’s perception of historical trends, current conditions and expected future developments, as well as other factors Arconic believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and changes in circumstances, many of which are beyond Arconic’s control. Such risks and uncertainties include, but are not limited to: (a) continuing uncertainty regarding the duration and impact of the COVID-19 pandemic on our business and the businesses of our customers and suppliers including labor shortages and increased quarantine rates; (b) deterioration in global economic and financial market conditions generally; (c) unfavorable changes in the end markets we serve; (d) the inability to achieve the level of revenue growth, cash generation, cost savings, benefits of our management of legacy liabilities, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; (e) adverse changes in discount rates or investment returns on pension assets; (f) competition from new product offerings, disruptive technologies, industry consolidation or other developments; (g) the loss of significant customers or adverse changes in customers’ business or financial condition; (h) manufacturing difficulties or other issues that impact product performance, quality or safety; (i) the impact of pricing volatility in raw materials and inflationary pressures on our costs of production; (j) a significant downturn in the business or financial condition of a key supplier or other supply chain disruptions; (k) challenges to or infringements on our intellectual property rights; (l) the inability to successfully implement our re-entry into the U.S. packaging market or to realize the expected benefits of other strategic initiatives or projects; (m) the inability to identify or successfully respond to changing trends in our end markets; (n) the impact of potential cyber attacks and information technology or data security breaches; (o) geopolitical, economic, and regulatory risks relating to our global operations, including compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations; (p) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation and compliance matters; and (q) the other risk factors summarized in Arconic’s Form 10-K for the year ended December 31, 2020 and other reports filed with the U.S. Securities and Exchange Commission (SEC). The above list of factors is not exhaustive or necessarily in order of importance. Market projections are subject to the risks discussed above and in this presentation, and other risks in the market. The statements in this presentation are made as of the date of this presentation, even if subsequently made available by Arconic on its website or otherwise. Arconic disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

 Important Information (cont’d)  3    Non-GAAP Financial MeasuresSome of the information included in this presentation is derived from Arconic’s consolidated financial information but is not presented in Arconic’s financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain of these financial measures are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to any measure of performance or financial condition as determined in accordance with GAAP, and investors should consider Arconic’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Arconic. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP. Non-GAAP financial measures presented by Arconic may not be comparable to non-GAAP financial measures presented by other companies. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the appendix to this presentation. Arconic has not provided reconciliations of any forward-looking non-GAAP financial measures, such as adjusted EBITDA, free cash flow, and adjusted free cash flow, to the most directly comparable GAAP financial measures because such reconciliations are not available without unreasonable efforts due to the variability and complexity with respect to the charges and other components excluded from the non-GAAP measures, such as the effects of metal price lag, foreign currency movements, gains or losses on sales of assets, taxes, and any future restructuring or impairment charges. These reconciling items are in addition to the inherent variability already included in the GAAP measures, which includes, but is not limited to, price/mix and volume. Arconic believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

3Q 2021 Results Reflect Strong Market Fundamentals

Profitability Improving Year over Year	▪ Sales of $1.9 billion, up 34% year over year (10% organically), and up 5% from prior quarter ▪ Net income of $16 million, or $0.15 per share, compared with $5 million, or $0.05 per share, in 3Q 2020 ▪ Adjusted EBITDA of $171 million, up 4% year over year, and down 9% from prior quarter
Labor Shortages and Energy Costs Impacting Results while Demand Remains Strong	▪ Labor shortages, energy costs, and weakness in automotive due to semiconductor chip supply ▪ Growth in industrial backlog of $60 million during the quarter should be worked down by year end ▪ Inflation in alloying metals, energy prices, and freight costs being actively managed through price increases and other actions ▪ Key end markets still expected to grow at a multiple of GDP
Repurchasing Shares and Evaluating Opportunities as Free Cash Flow Grows	▪ Continuing to repurchase shares with ~3.1 million shares, or $106 million, through 3Q 2021 ▪ Annual cash obligations (pension, OPEB, environmental) to be reduced by ~$250 million starting in 2022 ▪ Increases in aluminum prices created pressure on working capital ▪ Disciplined approach to organic investments funded by existing capital expenditure budget

ARCONIC

See appendix for non-GAAP financial measure reconciliations.

4

3Q 2021 Sales Growth Led by Packaging

Ground Transportation

- Continued strength in commercial transportation while automotive market continued to be affected by semiconductor shortages
- Automotive volumes declined 10% year over year in 3Q 2021 while North American light vehicle production was down 25% in the same period[1]

Industrial Products and Other

- Demand and pricing remain very strong globally

Building and Construction

- Modest sales growth including price increases to offset inflationary costs

Packaging

- Global packaging demand continues to be strong as can makers grow capacity
- North American can sheet production ramp in early phases

Aerospace

- Modest recovery continues as supply chain destocks
- Sales in the quarter impacted by international freight delays

3Q 2021 Organic Revenue[2] by End Market



In 2019, Aerospace made up 18% of total revenue
Aerospace 9%
Packaging 16%
Ground Transportation 35%
Building and Construction 19%
Industrial Products and Other 21%

End Market	Revenue year-over-year change	Organic revenue year-over-year change	Revenue sequential change
Ground Transportation	36%	7%	11%
Industrial Products and Other	40%	21%	(14%)
Building and Construction	16%	7%	6%
Packaging	64%	23%	18%
Aerospace	7%	(4%)	7%

ARCONIC

1) IHS Markit North American Light Vehicle Production Forecast, October 2021.
2) Organic revenue is a non-GAAP financial measure. Management believes this measure is meaningful to investors as it presents revenue on a comparable basis for all periods presented due to the impact of changes in aluminum prices, divestitures, and foreign currency fluctuations relative to the prior year period. See appendix for non-GAAP financial measure reconciliations.

5

 3Q 2021 Financial Highlights  Sales of $1.9 billion, up 34% year over year, up 5% from prior quarter, and up 10% organically year over yearNet income of $16 million, or $0.15 per share, compared with $5 million, or $0.05 per share, in 3Q 2020 Adjusted EBITDA of $171 million, up 4% year over year and down 9% from the prior quarterCash used for operations was $42 million and capital expenditures were $51 million, resulting in free cash flow use of $93 millionQuarter-end cash balance was $349 million with total available liquidity of approximately $1.1 billion and gross debt of $1.6 billion  Adjusted EBITDA 1Q 2020 – 3Q 2021 ($M)  6  See appendix for non-GAAP financial measure reconciliations.

 3Q 2021 Revenue and Adjusted EBITDA: Year-over-Year Growth    Revenue    Adjusted EBITDA      $M  Year-over-Year %  $M  Year-over-Year %  3Q 2020  $1,415      $165      Price  32   2%  32   19%  Volume/Mix  123   9%  4   2%  Net Savings  -  -  24  14%  Temporary Cost Actions  -  -  (34)  -20%  Aluminum Price  323   23%  (11)  -6%  FX/Other  (3)   0%  (9)  -5%  3Q 2021  $1,890   34%  $171   4%  7  Temporary cash conservation actions impact to 3Q 2020 not recurring in 3Q 2021.Reflects BCS segment that does not pass through aluminum price, but offsets metal cost through increases in fixed price contracts.See appendix for non-GAAP financial measure reconciliations.  2  1

3Q 2021 Year-over-Year Segment Results

	Revenue		Segment Adjusted EBITDA							Drivers
($M)	3Q20	3Q21	3Q20	Price	Volume/ Mix	Net Savings	Temporary Cost Actions[1]	Other/ Aluminum	3Q21	
Rolled Products	**$1,092**	**$1,559**	**$138**	$18	$7	$19	($18)	($9)	**$155**	▪ Year-over-year growth in ground transportation, industrial, and packaging, plus price benefits and productivity, more than offset negative impacts from inflation, mix, and 2020 temporary cost actions
Year-over-year change	*43% 14% Organic*								*12%*	
Building and Construction Systems	**$241**	**$257**	**$40**	$12	($2)	-	($5)	($11)	**$34**	▪ Lower volume, labor shortages, higher material and transportation costs, and 2020 temporary cost actions partially offset by price increases ▪ Other reflects increase of metal price that is not passed through but offset over time through price increases
Year-over-year change	*7% 2% Organic*								*(15%)*	
Extrusions	**$82**	**$74**	**($6)**	$2	($1)	$6	($8)	-	**($7)**	▪ Destocking in aerospace and 2020 temporary cost actions partially offset by productivity and price increases
Year-over-year change	*(10%) (23%) Organic*								*(17%)*	

ARCONIC

1) Temporary cash conservation actions impact to 3Q 2020 not recurring in 3Q 2021.
See appendix for non-GAAP financial measure reconciliations.

8

FY 2021 Organic Revenue Outlook Revisions Led by Packaging Growth

Ground Transportation

- Organic revenue growth of ~20-25% (previously ~25-30%) year over year revised downward because of semiconductor supply chain challenges that persisted into 3Q 2021

Industrial Products and Other

- Organic revenue growth of ~25-30% year over year (unchanged) as market remains strong globally and Company has line of sight to reducing North American order backlog in 4Q 2021

Building and Construction

- Organic revenue growth expected to be slightly positive year over year as non-residential construction market faces similar supply chain and cost inflation issues affecting many other end markets

Packaging

- Organic revenue growth of ~20-25% (previously ~15-20%) year over year due to the combination of strong global packaging markets and the acceleration of North American production into 2H 2021

Aerospace

- Organic revenue expected to be down ~25-30% year over year as the supply chain destocks, but Company anticipates delivering year-over-year organic growth for 2H 2021

	FY 2021 Organic Revenue Year-over-Year Trajectory	FY 2021 Outlook Compared to Prior Guidance: Prior	FY 2021 Outlook Compared to Prior Guidance: Current
Ground Transportation		~25-30%	~20-25%
Industrial Products and Other		~25-30%	~25-30%
Building and Construction		~0-5%	~0-5%
Packaging		~15-20%	~20-25%
Aerospace		(~25-30%)	(~25-30%)

ARCONIC

9

U.S. Labor Shortage and Increasing Quarantine Rates Creating Demand Backlog

- Pandemic-related labor shortages and increased quarantine rates combined with supply chain constraints impacted ability to deliver expected profitability in the quarter
- The Company currently has many salaried and hourly positions open globally with the vast majority in the U.S.
- Widespread hiring campaigns implemented in the quarter including an enhanced employee referral program and increased wages
- Labor challenges drove the buildup of a more than $60 million industrial order backlog over normal levels

Despite strong demand, the COVID-19 Delta variant led to a spike in quarantined employees beginning in August, resulting in constrained production at certain U.S. rolling facilities

Enhanced Hiring Efforts Driving Headcount Growth (Net Employee Additions)


191
57
(25)
1Q 2021
2Q 2021
3Q 2021
759 new hires in 3Q 2021

Global Employees Quarantined Trend Since Beginning of Pandemic


Mar-20
Apr-20
May-20
Jun-20
Jul-20
Aug-20
Sep-20
Oct-20
Nov-20
Dec-20
Jan-21
Feb-21
Mar-21
Apr-21
May-21
Jun-21
Jul-21
Aug-21
Sep-21
Oct-21

ARCONIC

10

 Rising Aluminum Prices Pressured Net Working Capital  11  As of:  Dec 31,2020  June 30,2021  Sept 30,2021  ($M)        Receivables from customers andOther receivables  $759  $1,018  $1,074  Inventories  1,043  1,397  1,525  Accounts payable, trade  1,106  1,427  1,489  Net working capital  $696  $988  $1,110  ($/metric ton)        LME Aluminum price (cash)  $1,978  $2,523  $2,851  Midwest premium (cash)  323  637  768  Total Midwest transaction price  $2,301  $3,160  $3,619  Combined LME + Midwest Premium Price Reached All-Time High Levels Driving Working Capital PressureFor each $100/metric ton change in the aluminum price net working capital is impacted by approximately $20 millionAluminum price increased over $1,300/metric ton from YE2020 to 3Q 2021 end resulting in approximately $250-$300 million of working capital pressureMetal cost is passed through to customers and metal purchases are hedged to the timing of sales as well as in inventory  YE2020$2,301  3Q21 End$3,619  10/15/21$3,935  LME + Midwest Premium (Midwest Transaction Price)2020-Present ($/metric ton)  2Q21 End$3,160  1Q21 End$2,681    +57%      10/29/21$3,399

 Poised for Substantial and Sustainable Growth

Demand Growth in All End Markets

GROUND TRANSPORTATION

- Light weighting vehicles and electric vehicle production continue growth
- U.S. auto dealer inventory levels fell to 24 days at 3Q21 end, which is less than half of normal levels
- Auto makers need to produce more than 1.5 million vehicles for the U.S. market just to fill inventory gap

Auto Body Sheet Consumption U.S. + Canada 2019-2024[1] (B lbs)



8% CAGR
1.9
1.5
1.9
2.4
2.6
2.8
2019
2020
2021
2022
2023
2024

INDUSTRIAL PRODUCTS AND OTHER

- Approximately 77% of global aluminum rolled capacity is covered by some form of trade action[2]
- Common alloy conversion fees up 50%-60% year over year[2]

Industrial End Market Driver Forecast[3] (B lbs)



6% CAGR
1.3
1.4
1.5
1.6
1.6
2020
2021
2022
2023
2024

BUILDING AND CONSTRUCTION

- U.S. non-residential construction spend expected to return to modest growth in 2022 and accelerate starting in 2023
- 2021 non-residential spend outlook revised upward due to higher input costs
- European recovery slightly ahead of U.S. due to faster pace of decline in 2020

U.S. Non-Residential Construction Put in Place ($B)[4]



6% CAGR
$542
$524
$532
$565
$606
$651
2020
2021
2022
2023
2024
2025

PACKAGING

- U.S. market remains very strong and scrap spreads have moved favorably
- Annual U.S. imports of beverage cans increased more than 625% on a monthly basis from 2019 to 2021[5]

North American Can Sheet Market Demand[6] (B lbs)



5% CAGR
5.2
6.3
1.4
3.8
2.3
4.0
2021
2025
Est. North American supply shortfall
Est. North American capacity
Est. North American can sheet demand

AEROSPACE

- U.S. airline departures have returned to sequential growth as COVID-19 Delta variant wanes
- Destocking continues while Company has had three straight quarters of sequential growth

Boeing and Airbus Estimated Deliveries[7]



15% CAGR
1,606
1,243
723
1,020
1,408
1,547
1,652
1,798
2018
2019
2020
2021
2022
2023
2024
2025

1) CRU Group, updated August 2021. Data reported in kmt by CRU and converted to billions of lbs. 2) Derived from *CRU Market Outlook* dataset, August 2021. 3) Electrical, Consumer Durables, and Machinery & Equipment rolled products consumption derived from *CRU Market Outlook* dataset, August 2021; reported in kmt and converted to billions of lbs. 4) FMI, *2021 North American Engineering and Construction Outlook, Third Quarter Edition*. 5) Aluminum Association Al Can Import Report, YTD July 2021. 6) Harbor Aluminum, *US Aluminum Rolled Products Intelligence Report*, February 2021. 7) Bloomberg combined Boeing and Airbus analyst consensus aircraft deliveries as of October 20, 2021.

ARCONIC

13

High-Return Investments Underway, Driven by Strong Demand

These and other potential under-rooftop investments capitalize on a strong position in growing markets served by the Company's existing infrastructure

Lancaster Hot Mill Upgrade

- Increases hot mill capacity and related equipment to support industrial and automotive markets

Davenport Casting Pit Expansion

- Increases casting and recycling capacity supporting automotive, industrial, and aerospace markets



Melt Furnace



Lancaster Operations

The two investments combined account for ~$75 million of run rate EBITDA starting in 2023 and will be completed within the capital budget target of 3% of annual revenue with IRRs meaningfully higher than 25% investment threshold

ARCONIC

14

Organic Growth and Increased Efficiency Driving Significant EBITDA Growth Above Previous Expectations

OPPORTUNITY	EBITDA GROWTH[1]	RUN RATE EXPECTED BY	BACKGROUND
600M lbs/year Incremental Sales[2]	$100M-$120M	2H 2022 ✓ On Track	✓ Incremental North American rolling capacity being deployed roughly 50% in packaging and 50% across industrial and ground transportation ✓ Pricing at high end of expected range
Permanent Cost Out	~$100M	2H 2021 ✓ Complete	✓ Approximately $60 million realized in 2020 ✓ Accomplished in 3Q 2021
Productivity	$70M-$80M	2H 2021 ✓ Complete	✓ Increased casting throughput, scrap utilization, shop floor productivity, and asset utilization[3] ✓ Approximately $40 million realized in 2020 ✗ Actions to achieve $70M-$80M productivity savings complete, but impact offset by labor shortage and input cost inflation
Lancaster and Davenport Upgrades	~$75M	YE 2023 ✓ On Track	✓ Increases hot mill, casting, and recycling capacity at Lancaster and Davenport facilities ✓ Currently underway and will be funded by existing capital expenditure budget

ARCONIC

1) Compared with 2019 Adjusted EBITDA.
2) Compared to December 31, 2019 utilization levels.
3) Non-North American Rolling, Building and Construction, and Extrusions facilities.

15

Improved Cash Conversion as Cash Payments Decline Substantially in 2022

Gross Pension and OPEB Liability ($B)



$5.2
-37%
$3.3
4/1/2020
9/30/2021[1]

Net After-Tax Pension and OPEB Liability ($B)[2]



$1.5
-40%
$0.9
4/1/2020
9/30/2021[2]
Pension
OPEB

Pension Contributions and OPEB and Environmental Payments ($M)



~$598
$250 pension contribution
$408
~$348
$82
$55
$271
~$95
~$35
~$218
$250 reduction
~$98
~$30
~$29
~$39
~$87
~$10
~$28
~$49
2020
2021
2022
2023
Pension
OPEB
Environmental

More than $300 million annual reduction of legacy cash flow obligations expected from 2020 to 2022

ARCONIC

1) Discount rates based on the 9/30/2021 yield curve, resulting in a weighted average discount rate of 2.91%.
2) Net funded liability after 24% tax effect.

16

Updated FY 2021 Outlook

($M)	Prior	Updated	Drivers
Revenue[1]	$7,300 - $7,600	$7,500 - $7,700	▪ Increased aluminum price
Adjusted EBITDA[2]	$710 - $750	$710 - $730	▪ Semiconductor impact on automotive ▪ Labor shortages ▪ Input cost increases
Adjusted free cash flow[2,3]	~$250	~$50	▪ Increased aluminum price impact on working capital

1) Assumes average annual LME aluminum price of $2,510/mt and Midwest Premium of $610/mt for the full year versus prior assumptions for LME of $2,330/mt and Midwest Premium of $540/mt.
2) Arconic has not provided reconciliations of any forward-looking non-GAAP financial measures, such as adjusted EBITDA and free cash flow, to the most directly comparable GAAP financial measures because such reconciliations are not available without unreasonable efforts due to the variability and complexity with respect to the charges and other components excluded from the non-GAAP measures, such as the effects of metal price lag, foreign currency movements, gains or losses on sales of assets, taxes, and any future restructuring or impairment charges. These reconciling items are in addition to the inherent variability already included in the GAAP measures, which includes, but is not limited to, price/mix and volume. Arconic believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.
3) At quarter end, combined LME plus Midwest Premium price had increased approximately $1,300/mt compared with year-end 2020 resulting in $250-$300 million of working capital pressure for full-year 2021. Excludes $250 million contribution to U.S. pension plans in connection with the April annuitization and approximately $348 million in other funding of legacy pension, OPEB, and environmental liabilities. Includes one-time expected working capital investment of over $250 million in 2021, which would reverse if commodity price pressures subside.

ARCONIC

17

Continuing to Deliver Despite Headwinds

Profitability Growing and Returning Cash to Shareholders

- Adjusted EBITDA increased 4% year over year
- Repurchased nearly $100 million of shares

Actions Underway to Address Headwinds

- Hiring efforts to reduce staffing challenges
- Price increases and supply agreements to mitigate input cost risk

Free Cash Flow Trajectory and Investment Opportunities are Path Forward

- All markets expected to grow while legacy cash obligations decline
- Executing on organic growth to capitalize on strong end markets with more opportunities under disciplined review

ARCONIC

ARCONIC
18

 Appendix

Reconciliation of Segment Adjusted EBITDA

($M)	Quarter ended		
	September 30, 2021	June 30, 2021	September 30, 2020
Total Segment Adjusted EBITDA[1]	$ 182	$ 200	$ 172
Unallocated amounts:			
Corporate expenses[2]	(7)	(10)	(6)
Stock-based compensation expense	(8)	(5)	(6)
Metal price lag[3]	(21)	(11)	(16)
Provision for depreciation and amortization	(61)	(62)	(63)
Restructuring and other charges[4]	(14)	(597)	(3)
Other[5]	(3)	(10)	(14)
Operating income (loss)	68	(495)	64
Interest expense	(26)	(25)	(22)
Other expenses, net	(15)	(15)	(27)
(Provision) Benefit for income taxes	(11)	108	(10)
Net income attributable to noncontrolling interest	–	–	–
Consolidated net income (loss) attributable to Arconic Corporation	$ 16	$ (427)	$ 5

1) Arconic's profit or loss measure for its reportable segments is Segment Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization). The Company calculates Segment Adjusted EBITDA as Total sales (third-party and intersegment) minus each of (i) Cost of goods sold, (ii) Selling, general administrative, and other expenses, and (iii) Research and development expenses, plus Stock-based compensation expense and Metal price lag (see footnote 3). Arconic's Segment Adjusted EBITDA may not be comparable to similarly titled measures of other companies' reportable segments.

   Total Segment Adjusted EBITDA is the sum of the respective Segment Adjusted EBITDA for each of the Company's three reportable segments: Rolled Products, Building and Construction Systems, and Extrusions. This amount is being presented for the sole purpose of reconciling Segment Adjusted EBITDA to the Company's Consolidated net income (loss).

2) Corporate expenses are composed of general administrative and other expenses of operating the corporate headquarters and other global administrative facilities.

3) Metal price lag represents the financial impact of the timing difference between when aluminum prices included in Sales are recognized and when aluminum purchase prices included in Cost of goods sold are realized. This adjustment aims to remove the effect of the volatility in metal prices and the calculation of this impact considers applicable metal hedging transactions.

4) In the quarter ended June 30, 2021, Restructuring and other charges includes $568 related to the settlement of a portion of the Company's U.S. defined benefit pension plan obligations as a result of the purchase of a group annuity contract and elections by certain plan participants to receive lump-sum benefit payments. In the quarter ended June 30, 2020, Restructuring and other charges includes $55 related to the settlement of a portion of the Company's U.K. defined benefit pension plan obligation as a result of the purchase of a group annuity contract.

5) Other includes certain items that impact Cost of goods sold and Selling, general administrative, and other expenses on the Company's Statement of Consolidated Operations that are not included in Segment Adjusted EBITDA, including those described as "Other special items" (see footnote 4 to the Reconciliation of Total Company Adjusted EBITDA presented elsewhere in this Appendix).

ARCONIC

20

Reconciliation of Total Company Adjusted EBITDA

($M)	Quarter ended						
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020[1]
Net income (loss) attributable to Arconic Corporation	$ 16	$ (427)	$ 52	$ (64)	$ 5	$ (96)	$ 46
Add:							
Net income attributable to noncontrolling interest	–	–	–	–	–	–	–
Provision (Benefit) for income taxes	11	(108)	16	(4)	10	(32)	27
Other expenses, net	15	15	22	1	27	16	26
Interest expense	26	25	23	21	22	40	35
Restructuring and other charges[2]	14	597	1	127	3	77	(19)
Provision for depreciation and amortization	61	62	63	60	63	68	60
Stock-based compensation	8	5	2	5	6	5	7
Metal price lag[3]	21	11	(5)	(3)	16	10	4
Other special items[4]	(1)	7	5	8	13	11	18
Adjusted EBITDA	$ 171	$ 187	$ 179	$ 151	$ 165	$ 99	$ 204
Sales	$ 1,890	$ 1,801	$ 1,675	$ 1,462	$ 1,415	$ 1,187	$ 1,611
Adjusted EBITDA Margin	9.0%	10.4%	10.7%	10.3%	11.7%	8.3%	12.7%

Arconic's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for the following items: Provision for depreciation and amortization; Stock-based compensation; Metal price lag (see footnote 3); and Other special items. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. Special items are composed of restructuring and other charges, discrete income tax items, and other items as deemed appropriate by management. There can be no assurances that additional special items will not occur in future periods. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Arconic's operating performance and the Company's ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

1) Prior to April 1, 2020, Arconic's financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Arconic's former parent company's financial statements. Accordingly, the Company's results of operations for the quarter ended March 31, 2020 were prepared on such basis. The carve-out financial statements of Arconic are not necessarily indicative of the Company's consolidated results of operations had it been a standalone company during the referenced period. See the Combined Financial Statements included in each of (i) Exhibit 99.1 to the Company's Form 10 Registration Statement (filed on February 7, 2020), (ii) the Company's Annual Report on Form 10-K for the year ended December 31, 2019 (filed on March 30, 2020), and (iii) the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2020 (filed on May 18, 2020), for additional information.

ARCONIC

21

 In the quarter ended June 30, 2021, Restructuring and other charges includes $568 related to the settlement of a portion of the Company’s U.S. defined benefit pension plan obligations as a result of the purchase of a group annuity contract and elections by certain plan participants to receive lump-sum benefit payments. In the quarter ended June 30, 2020, Restructuring and other charges includes $55 related to the settlement of a portion of the Company’s U.K. defined benefit pension plan obligation as a result of the purchase of a group annuity contract.Metal price lag represents the financial impact of the timing difference between when aluminum prices included in Sales are recognized and when aluminum purchase prices included in Cost of goods sold are realized. This adjustment aims to remove the effect of the volatility in metal prices and the calculation of this impact considers applicable metal hedging transactions.Other special items include the following:• for the quarter ended September 30, 2021, a partial reversal of a previously established reserve related to the Grasse River environmental remediation matter ($11), costs related to several legal matters ($7), and other items ($3);• for the quarter ended June 30, 2021, a write-down of inventory related to the idling of both the remaining operations at the Chandler (Arizona) extrusions facility and the casthouse operations at the Lafayette (Indiana) extrusions facility ($4) and costs related to several legal matters ($3);• for the quarter ended March 31, 2021, costs related to several legal matters, including Grenfell Tower ($4) and other ($1);• for the quarter ended December 31, 2020, costs related to several legal matters ($5) and other items ($3);• for the quarter ended September 30, 2020, costs related to several legal matters, including Grenfell Tower ($4) and other ($2), a write-down of inventory related to the idling of the casthouse operations at the Chandler (Arizona) extrusions facility ($5), and other items ($2);• for the quarter ended June 30, 2020, costs related to several legal matters, including a customer settlement ($5), Grenfell Tower ($3), and other ($3); and• for the quarter ended March 31, 2020, an allocation of costs incurred by Arconic’s former parent company associated with the April 1, 2020 separation of Arconic Inc. into two standalone publicly-traded companies.  22  Reconciliation of Total Company Adjusted EBITDA (cont’d)

Adjusted EBITDA to Adjusted Free Cash Flow Bridge

($M)

	Quarter ended					
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Adjusted EBITDA[1]	$171	$187	$179	$151	$165	$99
Change in working capital[2]	(126)	(51)	(230)	130	185	1
Cash payments for:						
Environmental remediation	(23)	(4)	(17)	(28)	(33)	(4)
Pension contributions[3]	(3)	(252)	(201)	(227)	–	(12)
Other postretirement benefits	(9)	(10)	(10)	(14)	(14)	(13)
Restructuring actions	(2)	(4)	(5)	(9)	(5)	(9)
Interest	(28)	(22)	(18)	(21)	(19)	(5)
Income taxes	(4)	(6)	(6)	(11)	(3)	(7)
Capital expenditures	(51)	(44)	(28)	(37)	(39)	(29)
Other	(18)	(5)	14	17	(36)	(12)
Free Cash Flow[4]	$(93)	$(211)	$(322)	$(49)	$201	$9
Add-back cash payments for:						
Environmental remediation	23	4	17	28	33	4
Pension benefits[5]	5	254	203	229	2	14
Other postretirement benefits	9	10	10	14	14	13
Adjusted Free Cash Flow[6]	$(56)	$57	$(92)	$222	$250	$40

1) Adjusted EBITDA is a non-GAAP financial measure. See Reconciliation of Total Company Adjusted EBITDA presented elsewhere in this Appendix for (i) Arconic's definition of Adjusted EBITDA, (ii) management's rationale for the presentation of this non-GAAP measure, and (iii) a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure.

2) Arconic's definition of working capital is Receivables plus Inventories less Accounts payable, trade.

3) In January 2021, the Company contributed a total of $200 to its two funded U.S. defined benefit pension plans, comprised of the estimated minimum required funding for 2021 of $183 and an additional $17. In April 2021, the Company contributed a total of $250 to its two funded U.S. defined benefit pension plans to maintain the funding level of the remaining plan obligations not transferred under a group annuity contract.

4) Arconic's definition of Free Cash Flow is Cash from operations less capital expenditures. Free Cash Flow is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, which are both necessary to maintain and expand the Company's asset base and expected to generate future cash flows from operations. It is important to note that Free Cash Flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

   3Q 2021: Cash used for operations of $(42) less capital expenditures of $51 = free cash flow of $(93)

   2Q 2021: Cash used for operations of $(167) less capital expenditures of $44 = free cash flow of $(211)

   1Q 2021: Cash used for operations of $(294) less capital expenditures of $28 = free cash flow of $(322)

   4Q 2020: Cash used for operations of $(12) less capital expenditures of $37 = free cash flow of $(49)

   3Q 2020: Cash provided from operations of $240 less capital expenditures of $39 = free cash flow of $201

   2Q 2020: Cash provided from operations of $38 less capital expenditures of $29 = free cash flow of $9

5) Pension benefits are comprised of contributions to funded defined benefit plans and benefit payments to participants in unfunded defined benefit plans.

6) Adjusted Free Cash Flow is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted Free Cash Flow provides an incremental view of the Company's cash performance by excluding payments related to legacy liabilities.

23

 Reconciliation of Organic Revenue by End Market  24  ($M)3Q20  Ground Transportation  Building and Construction  Aerospace  Packaging  Industrial Productsand Other  Total  Revenue  $518   $283   $151   $198   $265   $1,415                 3Q21              Revenue  $706   $327   $162   $325   $370   $1,890   Less:              Aluminum price impact  152   26   17   83   45   323   Foreign currency impact  2   (1)  0   (1)  4   4   Organic Revenue  $552   $302   $145   $243   $321   $1,563  Organic revenue is a non-GAAP financial measure. Management believes this measure is meaningful to investors as it presents revenue on a comparable basis for all periods presented due to the impact of changes in aluminum prices and foreign currency fluctuations relative to the prior year period.

 Reconciliation of Organic Revenue by Segment  25  Organic revenue is a non-GAAP financial measure. Management believes this measure is meaningful to investors as it presents revenue on a comparable basis for all periods presented due to the impact of changes in aluminum prices and foreign currency fluctuations relative to the prior year period.  ($M)  Quarter Ended        September 30,        2020    2021  Total           Revenue  $1,415     $1,890   Less:           Aluminum price impact  n/a    323   Foreign currency impact  n/a     4   Organic Revenue  $1,415     $1,563   Rolled Products           Revenue  $1,092     $1,559   Less:           Aluminum price impact  n/a     310   Foreign currency impact  n/a    2   Organic Revenue  $1,092      $1,247   Building and Construction Systems        Revenue  $241      $257   Less:        Aluminum price impact  n/a     9   Foreign currency impact  n/a    2   Organic Revenue  $241      $246   Extrusions        Revenue  $82      $74   Less:        Aluminum price impact  n/a    4   Foreign currency impact  n/a     0   Organic Revenue  $82     $70

Legacy Pension and OPEB Cash Obligations Down Substantially

Estimated U.S. Pension Plan Funded Status[1]

Annualized Asset Return	Funded Status Year 1 (12/2021)	Funded Status Year 2 (12/2022)	Funded Status Year 3 (12/2023)	Funded Status Year 4 (12/2024)
4%	($605M)	($609M)	($601M)	($592M)
6%	($588M)	($558M)	($518M)	($477M)
8%	($572M)	($508M)	($432M)	($357M)

Expected Cash Contributions and Benefit Payments

Annual U.S. Qualified Pension Contributions[2]	$450M[3]	$23M-$24M	$32M-$35M	$28M-$36M
Annual non-U.S. and Other Pension Payments	~$18M	~$15M	~$15M	~$15M
Annual OPEB Payments	~$35M	~$29M	~$28M	~$27M

Source: Buck & Mercer Investments, LLC.
1) Discount rates based on the 6/30/2021 yield curve, resulting in a weighted average discount rate of 2.86%.
2) Contributions assume asset returns of 4%-8% and minimum required contributions are paid when due in all years; all contributions payable during the year are made on the last day of the year, no potential risk management activity, such as annuitizations, are taken into account.
3) Accelerated $200 million annual funding in January and made $250 million contribution in April related to partial U.S. pension annuitization
All other assumptions, methods, plan provisions, and data are the same as those used for the December 31, 2020 financial disclosures.

ARCONIC

26